Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT
for
Non-Employee Directors

RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date, by and between the Grantee and Unifi, Inc. (the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the 2008 Unifi, Inc. Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is desirable and in the best interests of the Corporation to grant to the Grantee restricted stock units (“RSUs”) as an incentive for the Grantee to advance the interests of the Corporation;

NOW, THEREFORE, the parties agree as follows:

1.             Notice of Grant; Incorporation of Plan.  Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Grantee the number of RSUs indicated on the Notice of Grant attached hereto as Annex A, which Notice of Grant is incorporated by reference herein.  The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section VI of the Plan. The RSUs granted herein constitute a Stock Award within the meaning of the Plan.  Unless otherwise defined herein, capitalized terms used in this Agreement and the attached annexes shall have the meanings ascribed to them in the Plan.

2.             Terms of Restricted Stock Units.  The RSUs granted under this Agreement are subject to the following terms, conditions and restrictions:

(a)           No Ownership.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Stock in respect of the RSUs until such RSUs have vested and been distributed to the Grantee in the form of shares of Stock.

(b)           Transfer of RSUs.  Except as provided in this Section 2(b), the RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer RSUs in contravention of this section is void ab initio. RSUs shall not be subject to execution, attachment or other process.

(c)           Vesting and Conversion of RSUs.  If the Grantee remains in continuous service as a member of the Corporation’s Board from the Date of Grant to ___________ (the “Vesting Date”), the RSUs will become fully vested.  Upon the Grantee’s Separation from Service (as defined below), the vested RSUs shall be converted into an equivalent number of shares of Stock, and such shares of Stock will be distributed to the Grantee in a single lump sum payment within 30 days following Grantee’s Separation from Service.  However, the Grantee may irrevocably elect on or before ____________ elect to instead receive payment of Stock under the Grantee’s vested RSUs in substantially equal annual installments over a period of up to five years following the Grantee’s Separation from Service.  Such an election must be made by completing and submitting to the Corporation on or before ___________ a Deferral Election Form, as attached hereto as Annex B.  Upon distribution of the shares of Stock in respect of the RSUs, the Corporation shall issue to the Grantee or the Grantee’s personal representative a stock certificate representing such shares of Stock, free of any restrictions.

(i)
If prior to the Vesting Date, Grantee dies or has a Separation from Service as a result of Disability (as defined below), all RSUs shall become fully vested, converted into an equivalent number of shares of Stock and distributed to the Grantee in a single lump sum payment within 30 days following the Grantee’s death or Separation from Service as a result of Disability (as applicable), without regard to any payment deferral election in effect under Deferral Election Form.

(ii)
If prior to the Vesting Date, Grantee has a Separation from Service for any other reason, then the Grantee shall forfeit the RSUs and shall not be entitled to receive any shares of Stock under this Agreement.

(iii)
Change in Control.  In the event of a Change in Control (as defined below), all RSUs shall become fully vested, be converted into shares of Stock and be immediately distributed to the Grantee in a single lump sum payment within 30 days following the Change in Control, without regard to any payment deferral election in effect under Deferral Election Form.

(iv)
“Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).

(v)
“Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code.

(vi)	“Change in Control” shall mean any of the following events:

(I)
any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Corporation (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Corporation (the “Total Voting Power”); excluding, however, the following: (a) any acquisition by the Corporation or any of its Controlled Affiliates, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Controlled Affiliates, (c) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (IV) below and (d) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Corporation immediately prior to such acquisition; or

(II)
any Person is or becomes the Beneficial Owner, directly or Indirectly, of securities of the Corporation that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 30% or more of the Total Voting Power of the Corporation; excluding, however, any acquisition described in subclauses (a) through (d) of subsection (I) above; or

(III)
a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Corporation’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(IV)
there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation or a sale or other disposition of the assets of the Corporation that have a total gross fair market value equal to or greater than 40% of the total gross fair market value of the assets of the Corporation immediately prior to such acquisition (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Stock of the Corporation and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding Stock and the combined voting power of the  then outstanding Stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Stock and Total Voting Power, as the case may be.

provided, however, that notwithstanding anything to the contrary in subsections (I) through (IV) above, an event which does not constitute a change in the ownership of the Corporation, a change in the effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement.

(vii)
“Disability” shall, for all purposes of this Agreement, mean a "disability" (A) that renders the Grantee  unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (B) that results in the Grantee, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation; or (C) that results in the Grantee being deemed totally disabled by the Social Security Administration.  All determinations of Disability shall be confirmed by the Committee.

(viii)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Exchange Act (as modified as above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable.

(ix)
“Separation from Service” means termination of services as member of the Board for any reason, and shall be determined in accordance with applicable standards established pursuant to Section 409A of the Code and corresponding Treasury Regulations.

(x)
“Treasury Regulations” means the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as modified in Title 26 of The United States Code of Federal Regulations.  Any references made in this Agreement to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

3.             Equitable Adjustment.  The aggregate number of shares of Stock subject to the RSUs shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Corporation, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Corporation.

4.             Taxes.  The Grantee shall pay to the Corporation promptly upon request any taxes the Corporation reasonably determines it is required to withhold under applicable tax laws with respect to the RSUs.  Such payment shall be made as provided in Section 4.4 of the Plan.

5.             No Right to Continued Service as Director.  Nothing contained herein shall be deemed to confer upon the Grantee any right to continue to serve as a member of the Board.

6.             Miscellaneous.

(a)           Governing Law/Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to principles of conflict of laws.

(b)           Resolution of Disputes.  Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in North Carolina in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party’s own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration, including without limitation, reasonable attorneys’ fees of the Grantee, shall be borne by the Corporation in the event the Grantee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.  If any costs of the arbitration borne by the Corporation in accordance herewith would constitute compensation to the Grantee for Federal tax purposes, then the amount of any such costs reimbursed to the Grantee in one taxable year shall not affect the amount of such costs reimbursable to the Grantee in any other taxable year, the Grantee’s right to reimbursement of any such costs shall not be subject to liquidation or exchange for any other benefit, and the reimbursement of any such costs incurred by the Grantee shall be made as soon as administratively practicable, but in any event within ten (10) days, after the date the Grantee is determined to be the prevailing party in the arbitration.  The Grantee shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(c)           Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s records with the Corporation, or such other address as the Grantee may designate in writing to the Corporation, or to the Corporation, Attention:  General Counsel, or such other address as the Corporation may designate in writing to the Grantee.

(d)           Failure to Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

(f)           Modifications; Entire Agreement; Headings.  This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.  The section headings herein are intended for reference only and shall not affect the interpretation hereof.

7.             Section 409A.

(a)           It is intended that this Agreement comply in all respects with the requirements of Sections 409A(a)(2) through (4) of the Code and applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)           Notwithstanding any term or provision of this Restricted Stock Unit Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Corporation may, without prior notice to or consent of the Grantee, amend this Restricted Stock Unit Agreement to the extent determined by the Corporation, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the inclusion in the Grantee’s gross income pursuant to the Applicable Regulations of any compensation intended to be deferred hereunder. The Corporation shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)           In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)           Except as otherwise specifically provided herein, the time and method for payment of the RSUs as provided in Section 2 and the Deferral Election Form shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with, or as may be permitted under, the Applicable Regulations.

Annex A

NOTICE OF GRANT
RESTRICTED STOCK UNIT AGREEMENT
2008 UNIFI, INC. LONG-TERM INCENTIVE PLAN

The following member of the Board of Directors of Unifi, Inc. has been granted Restricted Stock Units in accordance with the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached.

The terms below shall have the following meanings when used in the Restricted Stock Unit Agreement.

Grantee
Address of Grantee
Grant Date
Aggregate Number of RSUs Granted

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached and execute this Notice of Grant and Restricted Stock Unit Agreement.

______________________________ Grantee	UNIFI, INC. By: ______________________________

Annex B

DEFERRAL ELECTION INSTRUCTIONS AND FORM

RESTRICTED STOCK UNITS DEFERRAL ELECTION INSTRUCTIONS

You have been granted Restricted Stock Units (“RSUs”) under a Restricted Stock Unit Award Agreement dated ___________ (the “Award”).  Unless otherwise defined herein or in the attached Deferral Election Form, capitalized terms have the meanings given them in the Award.

As a general rule, your vested RSUs will be converted to shares of Stock and those shares will be paid to you in a single lump sum payment within 30 days following your Separation from Service.  However, under Section 2(c) of the Agreement, you may elect to instead receive payment of the Stock payable under your vested RSUs in substantially equal annual installments over a period of up to five years following your Separation from Service.  Such an election must be made by completing and submitting to the Corporation on or before ___________ the attached Deferral Election Form.

However, if you become vested in your Award prior to the Vesting Date due to your death, Separation from Service due to Disability or Change in Control of the Corporation, you will receive your shares of Stock in a single lump-sum payment within 30 days following the date of your Separation from Service or Change in Control, regardless of any deferral election that you may have made.

There may be advantages and disadvantages to making a deferral election, depending on your individual situation and future events, including future tax rates.  You should consider your particular tax and financial situation before making a deferral election.  We encourage you to consult your tax or financial planning advisor in making a decision.

Payment of RSUs is made in shares of the Corporation’s Stock.  You are taxable at ordinary income rates on the value of the shares of the Corporation’s Stock at the time of payment.  You can sell the shares at that time, subject to any securities law restrictions, or have the Corporation withhold an appropriate number of shares to satisfy your tax obligation.

FOR A DEFERRAL ELECTION TO BE EFFECTIVE
YOU MUST COMPLETE AND RETURN THE ATTACHED FORM
NO LATER THAN                       TO

2008 UNIFI, INC. LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNITS DEFERRAL ELECTION FORM

For Deferral of _____________ Restricted Stock Unit Agreement

Name of Grantee: _________________________________

DEFERRAL ELECTION

Complete the information below if you wish to receive your shares of Stock in a time and form other than a single lump-sum payment within 30 days following your Separation from Service.  All capitalized terms not defined herein have the meanings assigned to them in your _____________ Restricted Stock Unit Agreement.

PAYMENT ELECTION: I elect to receive payment of my shares of Stock pursuant to my ____________ Restricted Stock Unit Agreement paid in ____ (maximum of 5) equal annual installments commencing within 30 days of my Separation from Service from the Corporation with each subsequent payment to be paid on the anniversary of my Separation from Service.

I understand and acknowledge that:

•
In the event I become vested in my RSUs prior to ___________ due to my death, Separation from Service due to my Disability or a Change in Control of the Corporation, my shares of Stock will be paid to me in a single lump-sum payment within 30 days following my death, Separation from Service or the date the Corporation experiences a Change in Control.

•	My deferrals will be subject to all requirements of Section 409A of the Internal Revenue Code and provisions of the Plan as amended to comply with Section 409A.

I understand that this election is irrevocable.  I also understand that I am making the elections contained herein in accordance with the terms of the Plan and that the terms of the Plan will be used to resolve any ambiguity or inconsistency that should arise in connection with the making of these elections.

_____________________________                                                                           ___________________________
Grantee                                                                                                                                 Date